Exhibit 10.71

To:

Personal and Confidential

Re:	Notification of Grant

I am pleased to inform you that in recognition of your contribution to the Company, the Board of Directors of QLT Inc. (the “Company”) has granted to you an Option to purchase              Common Shares (the “Optioned Shares”) at the Option Exercise Price of Cdn $             per Optioned Share, effective              (the “Grant Date”). The Option to acquire the Optioned Shares will expire ten years from the Grant Date, on              (the “Expiry Date”). The terms and conditions which govern the Option are set out in three places: (1) in this letter (the “Notification Letter”), (2) in the attached schedule which sets out general terms and conditions relating to the Option (the “General Terms”), and (3) in the QLT 2000 Incentive Stock Plan, as amended and restated effective April 25, 2013 (the “Plan”). Capitalized terms used but not defined in this Notification Letter have the meanings given to such terms in the Plan.

We encourage you to review a copy of the Company’s Proxy Statement for the Annual General and Special Meeting of Shareholders held on June 14, 2013 (the “Proxy Statement”), which sets out a summary of the Plan and the amendments made to the Plan effective April 25, 2013, and a copy of the Plan Prospectus. The Proxy Statement, the Plan and Plan Prospectus are available for reference on QLink. You may also obtain a copy of any of these documents by contacting the Company’s legal department at (604) 707-7363.

Anyone exercising options or trading in QLT stock must comply with the QLT Trading Policy. A copy of the Trading Policy has been previously provided to you, and you are subject to it. The QLT Trading Policy is also available for your reference on QLink.

By signing this Notification Letter where indicated, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Notification Letter, the General Terms and the Plan, all of which together constitute the Award Agreement between you and the Company relating to the Option.

Please confirm receipt of this Notification Letter by signing and returning this Notification Letter to                      as soon as possible. You may retain a copy for your personal records.

In the event that you do not return a copy of this Notification Letter signed by you to the person indicated above, you will be deemed to have accepted the Option and agreed to the terms of the Award Agreement upon the exercise by you of the Option in respect of any one or more Optioned Shares.

Yours truly,

QLT Inc.

Per:

[Name]

[Title]

Accepted and agreed to:	Date:

___________________________________	____________________________

GENERAL TERMS AND CONDITIONS

STOCK OPTION GRANTS TO EMPLOYEES

1.	Defined Terms. All capitalized terms which are not defined in the Notification Letter or below have the meaning given to them in the Plan.

2.	Term. Subject to the terms and conditions of the Plan, Section 5 of these General Terms and Conditions, and this Section 2, the Option will terminate on the earlier of:

(a)	The date on which the Option is exercised with respect to all of the Optioned Shares; and

(b)	5:00 p.m. (Vancouver time) on the Expiry Date.

If the end of the term of the Option falls within, or within two business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority), the end of the term of the Option will be the tenth business day after the earlier of the end of such black out period and, provided the black out period has ended, the Expiry Date.

3.

Vesting. Subject to the terms and conditions of the Award Agreement, the Option will vest and become exercisable in 36 equal monthly instalments on the monthly anniversary of the Grant Date (each monthly anniversary, a “Vesting Date”), provided that, if the number of Optioned Shares is not equally divisible by 36, at each Vesting Date the cumulative number of Optioned Shares vested will be rounded to the nearest whole number.

4.	Exercise of Options.

(a)

Exercise Notice. The Grantee may exercise the Option in respect of vested Optioned Shares by giving written notice of exercise (the “Exercise Notice”) signed and dated by the Grantee (and not postdated), stating that the Grantee elects to exercise his or her rights to purchase Optioned Shares under the Option and specifying the number of Optioned Shares in respect of which the Option is being exercised and specifying the Option Exercise Price to be paid therefor.

(b)

Delivery and Payment. The Grantee shall deliver the Exercise Notice to the Company at its principal office at 887 Great Northern Way, Suite 101, Vancouver, British Columbia, Canada, V5T 4T5 (or at such other address as the principal office of the Company may be located at the time of exercise) addressed to the attention of the Secretary or assistant secretary (if any) of the Company (or a designee notified in writing from time to time by the Company) and be accompanied by full payment (payable at par in Vancouver, British Columbia) in any combination of the following (subject to all applicable laws):

(i)	cash, bank draft or certified cheque;

(ii)	if and so long as the Common Shares are listed on an Exchange, delivery of a properly executed Exercise Notice, together with irrevocable instructions, to

(A)

a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the exercise, and

(B)	the Company to deliver the certificates for such purchased shares directly to such brokerage firm,

all in accordance with the regulations of any relevant regulatory authorities;

(iii)

with prior written consent of the Company and subject to Section 13.3 of the Plan, written instructions from the Grantee to the Company to effect a net settlement of Optioned Shares under the Option having a value equal to the Option Exercise Price of any Option and/or the withholding taxes due with respect to the exercise of the Option; and

(c)

Certificate. As soon as practicable after any exercise of the Option, a certificate or certificates representing the Common Shares of which the Option is exercised will be delivered by the Company to the Grantee or to the Grantee’s designated brokered firm, as applicable.

5.

Rules Upon Retirement, Death, Disability or Termination. The Option will terminate on the earlier of the expiry of the Option under Section 2 of these General Terms and Conditions and the 90th day (effective following the close of trading on the Exchange, if such day is a trading day) after the date of the Grantee’s Termination of Service as an employee or Consultant, as applicable, of the Company or its Affiliates, provided that:

(a)	Retirement. If the Grantee ceases to be an employee of the Company or any Affiliate by reason of retirement (the date of retirement or cessation herein being called the “retirement date”) and:

(i)	the Grantee:

(A)	has worked on behalf of the Company or any Affiliate for at least 20 years, or

(B)	is at least 60 years of age and has worked continuously on behalf of the Company or any Affiliate for at least five years,

then all Optioned Shares of the Grantee will become immediately vested and will be exercisable on and after the retirement date until the expiry of the Option; or

(ii)

the Grantee has received the consent of the Committee at or after an earlier age and upon completion of that number of years of service as the Committee may specify, then all Optioned Shares of the Grantee will become immediately vested and will be exercisable on and after the retirement date, during a period ending on the earlier of:

(A)	the 90th day after the retirement date, and

(B)	the expiry of the Option,

unless otherwise determined by the Committee and approved by the Exchange (if applicable).

(b)

Death. If the Grantee dies while the Option is otherwise exercisable, unless otherwise determined by the Committee and approved by the Exchange (if applicable), all Optioned Shares of the Grantee will become immediately vested and will be exercisable by the legal personal representatives of the estate of the Grantee during a period ending on the earlier of:

(i)	the date that is 12 months following the date of death, and

(ii)	the expiry of the Option.

(c)

Disability. If the Committee determines, in its sole discretion, that the continuous service of the Grantee as an officer or employee of the Company or any Affiliate has been interrupted or terminated as a result of the Grantee’s complete disability, as determined by the Committee, in its sole discretion, (but no interruption or termination will be deemed to have occurred in the case of sick leave or any other leave of absence approved of by the Board, provided that either such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is provided or guaranteed by contract or law), unless otherwise determined by the Committee and approved by the Exchange (if applicable), the Optioned Shares will become immediately vested and will be exercisable by the Grantee (or in the case of a Grantee who is legally incapacitated, by his or her guardians or legal representatives) during the period ending on the earlier of:

(i)	12 months following the date of such termination, and

(ii)	the expiry of the Option.

(d)

Termination. If the Grantee is terminated by the Company as an employee of the Company or any Affiliate for cause, unless otherwise determined by the Committee and approved by the Exchange (if applicable), the Option will expire automatically on the date of the Grantee’s Termination of Service as an employee of the Company or any Affiliate.

The Optioned Shares will cease to vest (on a monthly basis or at all) after the date of the Grantee’s Termination of Service as an employee of the Company.

6.	Change in Control.

(a)	Definitions. For the purposes of this Section, “Change in Control” means any of the following events:

(i)

Merger. A merger, consolidation, reorganization or arrangement involving the Company, other than a merger, consolidation, reorganization or arrangement in which stockholders of the Company immediately prior to such merger, consolidation, reorganization or arrangement own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or arrangement in substantially the same proportion as their ownership of such voting securities immediately prior to such merger, consolidation, reorganization or arrangement;

(ii)

Tender Offer. The acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender offer (which for greater certainty, includes a takeover bid) made directly to the Company’s stockholders;

(iii)

Sale. The sale, transfer or other disposition of all or substantially all of the assets of the Company other than a sale, transfer or other disposition to an Affiliate of the Company or to an entity in which stockholders of the Company immediately prior to such sale, transfer or other disposition own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the purchasing entity in substantially the same proportion as their ownership of such voting securities immediately prior to sale, transfer or other disposition; or

(iv)

Board Change. A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who either have been:

(A)	Board members continuously since the beginning of such period, or

(B)

appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (A) above who were still in office at the time the Board approved such appointment or nomination.

(b)

Acceleration. Effective immediately upon the occurrence of a Change in Control, any portion of the Option of the Grantee that is unvested will, to the extent determined by the Board or the Committee in its sole discretion with respect to the Change of Control, become immediately vested and will be exercisable on and after the date of the Change of Control until the expiry of the Option.

7.

Conditions to Exercise. Notwithstanding any of the provisions of the Award Agreement, the Company’s obligation to issue Common Shares to the Grantee upon exercise of the Option is subject to the following:

(a)

Qualification. Completion of registration or other qualification of the Common Shares or obtaining approval of such governmental authority as the Company determines is necessary or advisable in connection with the authorization, issuance or sale of the Common Shares;

(b)	Listing. The admission of the Common Shares to listing or quotation on the Exchange; and

(c)

Undertakings. The receipt by the Company from the Grantee of such representations, agreements and undertakings, including as to future dealings in the Common Shares, as the Company or its counsel determines are necessary or advisable in order to safeguard against the violation of securities laws of any jurisdiction.

8.

Adjustments. In the event that there is any material change in the Common Shares resulting from subdivisions, consolidations, substitutions or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares for those in another corporation, appropriate adjustments in the number of Optioned Shares and the Option Exercise Price will be conclusively determined by the Committee.

9.

Further Adjustments. Subject to Sections 6 and 8, if, because of a merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Common Shares for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised or unvested options granted under this Option will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of the option rights by the Grantee and of the time for the fulfilment of any conditions or restrictions on exercise or vesting. All determinations of the Board under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange, if applicable.

10.

Tax. The Grantee is solely responsible for the payment of any applicable taxes arising from the grant, vesting, settlement or exercise of the Option and any payment is to be in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any amount payable to a Grantee, either under the Plan or otherwise, such amount as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to the Option (the “Withholding Obligations”). The Company may require the Grantee, as a condition to the exercise or settlement of the Option, to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations, including, without limitation, requiring the Grantee to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; (iii) deliver written instructions contemplated in Section 4(b)(iii) hereof, to effect a net settlement of Common Shares under an Option in an amount required to satisfy any such Withholding Obligations; or (iv) pursuant to Section 4(b)(ii) hereof, cause such broker to withhold from the proceeds realized from such transaction the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

11.

Black Out Periods. The Grantee acknowledges and agrees that the Award Agreement and the grant of the Option to the Grantee is subject to the Grantee’s agreement to at all times comply with the Company’s policies with respect to black out periods, as more particularly set out in the Company’s Trading Policy, as amended from time to time.

12.

No Rights as Shareholder. The Grantee will not have any rights as a Shareholder with respect to any of the Optioned Shares underlying the Option until such time as the Grantee becomes the record owner of such Optioned Shares.

13.	No Effect on Employment. Nothing in the Award Agreement will:

(a)

Continue Employment. Confer upon the Grantee any right to continue in the employ of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any Affiliate to terminate his or her employment at any time.

(b)

Extend Employment. Be construed to constitute an agreement, or an expression of intent, on the part of the Company or any Affiliate to extend the employment of the Grantee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan or policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

14.

Enurement. The Award Agreement shall enure to the benefit of and be binding upon the parties to the Award Agreement and upon the successors or assigns of the Company and upon the executors, administrators and legal personal representatives of the Grantee.

15.

Further Assurances. Each of the parties to the Award Agreement will do such further acts and execute such further documents as may required to give effect to and carry out the intent of the Award Agreement.

16.

Non-Assignable. The Option is personal to the Grantee and may not be assigned or transferred in whole or in part, except by will or by the operation of the laws of devolution or distribution and descent.

17.	Amendments. Any amendments to the Award Agreement must be in writing duly executed by the parties and will (if required) be subject to the approval of the applicable regulatory authorities.

18.	Time of the Essence. Time is of the essence of the Award Agreement.

19.

Governing Law. The Award Agreement shall be governed, construed and enforced according to the laws of the Province of British Columbia and is subject to the exclusive jurisdiction of the courts of the Province of British Columbia.

20.

Interpretation of the Award Agreement and the Plan. If any question or dispute arises as to the interpretation of the Award Agreement, the question or dispute will be determined by the Committee and such determination will be final, conclusive and binding for all purposes on both the Company and the Grantee.

21.	Conflict Between these General Terms and Conditions and the Plan. If there is any conflict between these General Terms and the Plan, the Plan, as amended from time to time, will govern.

These General Terms and Conditions are dated for reference: July 15, 2013